Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES RECORD
THIRD QUARTER AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 31, 2007...Realty Income, The Monthly Dividend Company® (NYSE: O), today announced operating results for the third quarter and nine months ended September 30, 2007.

COMPANY HIGHLIGHTS:
(For the quarter ended September 30, 2007,
as compared to the same quarterly period in 2006)

•  Revenue increased 25.2% to $74.1 million
•  Funds from Operations (FFO) available to common stockholders increased 22.6% to $46.6 million
•  FFO per diluted common share increased 9.3% to $0.47 per share
•  Net income available to common stockholders per diluted common share was $0.28 per share
•  Portfolio occupancy was 98.3%
•  Same store rents increased 1.4% to $52.28 million
•  Issued $550 million of 6.75% 12-year senior unsecured notes
•  Invested $314.6 million in 218 additional properties at an 8.6% capitalization rate
•  Dividends paid per common share increased 8.6%
•  Increased the monthly dividend 6.1% in August to an annual amount of $1.626 per common share
•  In September, increased the monthly dividend for the 40th consecutive quarter to an annualized amount of $1.6335 per share

Financial Results

All per share amounts presented in this press release are on a diluted per common share basis.

Revenue Increases
Realty Income’s revenue, for the third quarter ended September 30, 2007, increased 25.2% to $74.1 million as compared to $59.2 million for the same period in 2006.

Revenue, for the nine months ended September 30, 2007, increased 26.6% to $215.9 million as compared to $170.6 million for the same period in 2006.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended September 30, 2007, was $27.9 million as compared to $24.2 million for the same period in 2006. On a per share basis, net income for the quarter was $0.28 per share as compared to $0.27 per share for the same period in 2006.

Net income available to common stockholders, for the nine months ended September 30, 2007, was $89.0 million as compared to $71.0 million for the same period in 2006. On a per share basis, net income was $0.89 per share as compared to $0.82 per share for the same period in 2006.

The calculation to determine net income for a real estate company includes gains from the sales of investment properties and impairments. Net income can be significantly impacted by gains on property sales and impairments, which vary from quarter to quarter.

During the third quarter of 2007, income from continuing operations available to common stockholders was $0.25 per share as compared to $0.26 per share for the same period in 2006.

During the first nine months of 2007, income from continuing operations available to common stockholders was $0.79 per share as compared to $0.76 per share for the same period in 2006.

FFO Available to Common Stockholders
FFO, for the third quarter ended September 30, 2007, increased 22.6% to $46.6 million as compared to $38.0 million for the same period in 2006. FFO per share, for the third quarter ended September 30, 2007, increased 9.3% to $0.47 per share, as compared to $0.43 per share for the same period in 2006. FFO per share before Crest’s contribution, for the third quarter ended September 30, 2007, increased 7.1% to $0.45 per share as compared to $0.42 per share for the same period in 2006. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the nine months ended September 30, 2007, increased 28.0% to $141.9 million as compared to $110.9 million for the same period in 2006. FFO per share, for the nine months ended September 30, 2007, increased 11.0% to $1.41 per share as compared to $1.27 per share for the same period in 2006. FFO per share before Crest’s contribution, for the nine months ended September 30, 2007, increased 6.3% to $1.34 per share as compared to $1.26 per share for the same period in 2006. For a calculation of FFO before Crest’s contributions, see pages 7 and 8.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on page 7.

Dividend Information
In August 2007, Realty Income increased the amount of the monthly common stock dividend by 6.1% to an annualized amount of $1.626 per share. Then, in September 2007 the Company again increased the amount of the monthly dividend to an annualized amount of $1.6335. The September increase in the monthly dividend was the 40th consecutive quarterly increase and the 46th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. Monthly dividends paid for the nine months ended September 30, 2007, increased 8.7% to $1.152 per share as compared to $1.060 per share in monthly dividends paid for the same period in 2006. Through September 30, 2007, the Company had paid 446 consecutive monthly dividends and continues its 38-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of September 30, 2007, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,181 properties located in 49 states, leased to 110 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 13.0 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2007, portfolio occupancy was 98.3% with only 37 properties available for lease out of 2,181 properties in the portfolio.

Rent Increases
Same store rents on 1,536 properties under lease, during the three months ended September 30, 2007, increased 1.4% to $52.28 million compared to $51.54 million for the same quarter in 2006. Same store rents on 1,536 properties under lease, during the nine months ended September 30, 2007, increased 1.6% to $156.40 million as compared to $154.00 million for the same period in 2006.

Property Acquisitions
During the third quarter, Realty Income and Crest invested $314.6 million in 218 new properties and properties under development. Realty Income invested $284.7 million in 186 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 186 new properties acquired by Realty Income are located in 31 states and are 100% leased under net-lease agreements with an average lease term of 19.1 years. They are leased to three different retail chains in three separate industries.

During the nine months ended September 30, 2007, Realty Income and Crest invested $412.9 million in 264 new properties and properties under development. Realty Income invested $383.0 million in 232 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 232 new properties are located in 33 states and are 100% leased under net-lease agreements with an initial average lease length of 19.1 years. They are leased to nine different retail chains in seven separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There was no outstanding balance on the Company’s acquisition credit facility at the end of the third quarter, and $300 million is available to fund new property acquisitions. In addition, at September 30, 2007, the Company had cash and cash equivalents of $266.6 million.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio or increase the average lease length.

During the third quarter ended September 30, 2007, Realty Income sold three properties for $4.4 million, which resulted in a gain on sales of $770,000.  In addition, Realty Income sold excess land and improvements from two properties for $529,000, which resulted in a gain of $29,000.   This gain from the land and improvements sales is reported in “other revenue” on the Company’s consolidated statements of income because this excess land and improvements was associated with properties that continue to be owned as part of Realty Income’s core operations.

During the nine months ended September 30, 2007, Realty Income sold six properties for $5.9 million, which resulted in a gain on sales of $1.4 million. In addition, Realty Income sold excess land and improvements from five properties for $4.4 million, which resulted in a gain on sales of $1.8 million. This gain from the land and improvements sales is reported in “other revenue” on the Company’s consolidated statements of income because this excess land and improvements was associated with properties that continue to be owned as part of Realty Income’s “core operations.”

Other Third Quarter 2007 Activities

Issued $550 million of 6.75% 12-year Senior Unsecured Notes
In September 2007, Realty Income issued $550 million of 6.75% senior unsecured notes due 2019. The public offering price for the notes was 99.827% of the principal amount for an effective yield of 6.772%. The securities are rated BBB+ by Fitch Ratings, Baa1 by Moody’s Investors Service, and BBB by Standard & Poor’s Ratings Group. The net proceeds from the offering were used to fund certain property acquisitions, repay borrowings under the Company’s acquisition credit facility, and for general corporate purposes. The remaining net proceeds, which are included in cash and cash equivalents, will be used for general corporate purposes that may include additional property acquisitions.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the third quarter ended September 30, 2007, Crest sold 14 properties for $28.3 million and reported a gain on sales of $2.2 million. Crest also invested $29.9 million in 32 new properties during the third quarter.

For the nine months ended September 30, 2007, Crest sold 45 properties for $97.9 million and reported a gain on sales of $8.8 million. During this same period, Crest invested $29.9 million in 32 new properties and properties under development. As of September 30, 2007, Crest carried an inventory of $78.3 million, which consists of 47 properties that are held for sale.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the third quarter of 2007, Crest generated $1.9 million, or $0.02 per share, as compared to $99,000 or $0.00 per share, in FFO for the same period in 2006.

During the nine months ended September 30, 2007, Crest generated $8.0 million, or $0.08 per share, in FFO for Realty Income as compared to $1.5 million, or $0.02 per share, in FFO for Realty Income for the same period in 2006.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, said, “We are very pleased to report strong growth in our revenue, funds from operations and dividends paid during the third quarter of 2007. These positive results are due to record property acquisitions over the past 12 months and positive operating results from our existing portfolio of properties.

“Revenue during the third quarter of 2007 increased 25.2%, leading to funds from operations, or FFO, growth of 22.6%.  On a per share basis, FFO per diluted common share rose 9.3% during the quarter.  During the first nine months, revenue increased 26.6% and funds from operations rose 28%.  On a per share basis, FFO per diluted common share rose 11% for the first nine months of the year.  Because of these strong financial results we were able to once again substantially increase the amount of the monthly dividend in August 2007 as well as provide our shareholders with the 40th consecutive quarterly dividend increase in September 2007.  Dividends paid per common share increased 8.7% during the first nine months of 2007, as compared to the same period in 2006.

“Property acquisitions were also robust during the quarter.  We invested $314.6 million in 218 new properties with an initial average lease rate of 8.6%.  During the first nine months, we invested $412.9 million in 264 new properties with an initial average lease rate of 8.6%.  We are quite pleased with the initial cash-on-cash returns for acquisitions made during 2007 as they represent an excellent spread over our nominal cost of capital.  In addition, the initial average lease term on the properties acquired this year is 19.2 years, which provides us with the long-term lease revenue to support the payment of monthly dividends.

“In addition, there are ample investment opportunities to pursue, though strict due diligence is required so that every property meets our stringent investment requirements.  Despite the current challenges in the credit markets, however, we have yet to see significant upward movement in cap rates on new property acquisitions.  We anticipate, moreover, that conditions in the credit markets will not substantially improve, which could result in additional acquisition opportunities for us to consider during the next few quarters.

“We were also very pleased to have been able to access the capital markets, issuing $550 million of 6.75%, 12-year, unsecured notes during September 2007.  Due to the strong demand for the notes and size of the offering, we were able to permanently fund all property acquisitions made during the first nine months of 2007.  Given the current contraction of the credit markets, we were quite pleased to have been able to access attractively priced debt capital this quarter. This provides us with excellent liquidity as we head into the fourth quarter with $266.6 million of cash on hand and all $300 million available on our acquisition credit facility.  Our balance sheet continues to be very strong with debt outstanding of just 31.7% of our total market capitalization.

“The Company’s property portfolio is also performing extremely well.  We have just 37 properties available for lease out of 2,181 properties in the portfolio. This represents occupancy of 98.3%, which is consistent with our historical track record of occupancy in excess of 97% over the past 38 years of operating history.  Same store rent increases continue to improve.  During the quarter they rose 1.4% and during the first nine months, same store rents rose 1.6% as compared to the same periods in 2006.”

FFO Commentary

Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2007 Estimates
Management estimates that FFO per share for 2007 should range from $1.88 to $1.89, which represents annual FFO per share growth of approximately 8.7% to 9.2%, as compared to 2006 FFO per share of $1.73. This represents an increase from our previous 2007 FFO per share guidance of $1.86 to $1.89 per share.  FFO for 2007 is based on an estimated net income per share range of $1.16 to $1.17, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.76 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest should contribute between $0.10 to $0.11 per share to Realty Income’s FFO during 2007. This represents an increase in our previous guidance of an $0.08 to $0.10 per share contribution to Realty Income’s FFO.  Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

2008 Estimates
Management estimates that FFO per share for 2008 should range from $1.94 to $2.00, which represents annual FFO per share growth of approximately 2.6% to 6.4% as compared to an estimated 2007 FFO per share of $1.88 to $1.89. FFO for 2008 is based on an estimated net income per share range of $1.16 to $1.22, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.82 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest could contribute between $0.02 to $0.07 per share to Realty Income’s FFO during 2008. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2007 have not changed.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2007, the Company had paid 446 consecutive monthly dividends throughout its 38-year operating history. The monthly income is supported by the cash flows from 2,181 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2007 and 2006
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/07	Three Months Ended 9/30/06	Nine Months Ended 9/30/07	Nine Months Ended 9/30/06
REVENUE
Rental	$72,794	$58,919	$212,237	$169,468
Other	1,295	245	3,660	1,096
	74,089	59,164	215,897	170,564
EXPENSES
Depreciation and amortization	19,564	14,586	56,132	42,796
Interest	16,163	12,530	41,612	37,657
General and administrative	6,290	4,083	17,219	12,683
Property	819	787	2,652	2,331
Income taxes	350	96	948	558
Loss on extinguishment of debt	--	1,555	--	1,555
	43,186	33,637	118,563	97,580
Income from continuing operations	30,903	25,527	97,334	72,984
Income from discontinued operations:
Real estate acquired for resale by Crest	1,937	99	7,967	1,515
Real estate held for investment	1,133	932	1,932	3,586
	3,070	1,031	9,899	5,101

Net income	33,973	26,558	107,233	78,085
Preferred stock cash dividends	(6,063)	(2,351)	(18,190)	(7,052)
Net income available to common stockholders	$27,910	$24,207	$89,043	$71,033

Funds from operations available to common stockholders (FFO)	$46,625	$37,976	$141,924	$110,898

Per share information for common stockholders, basic and diluted:
Income from continuing operations	$0.25	$0.26	$0.79	$0.76
Net income	$0.28	$0.27	$0.89	$0.82
FFO, basic(1):
FFO before Crest contribution	$0.45	$0.42	$1.34	$1.26
Crest Net Lease	$0.02	$0.00	$0.08	$0.02
Total FFO	$0.47	$0.43	$1.42	$1.28
FFO, diluted(1):
FFO before Crest contribution	$0.45	$0.42	$1.34	$1.26
Crest Net Lease	$0.02	$0.00	$0.08	$0.02
Total FFO	$0.47	$0.43	$1.41	$1.27

Cash dividends paid	$0.391	$0.360	$1.152	$1.060

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the "Total FFO" amount.

FUNDS FROM OPERATIONS
 (dollars in thousands, except per share amounts)

	Three Months Ended 9/30/07	Three Months Ended 9/30/06	Nine Months Ended 9/30/07	Nine Months Ended 9/30/06

Net income available to common stockholders	$27,910	$24,207	$89,043	$71,033
Depreciation and amortization:
Continuing operations	19,564	14,586	56,132	42,796
Discontinued operations	29	75	113	247
Depreciation of furniture, fixtures & equipment	(79)	(49)	(174)	(142)
Gain on sales of investment properties: Continuing operations	(29)	--	(1,835)	--
Discontinued operations	(770)	(843)	(1,355)	(3,036)
Funds from operations available to common stockholders	$46,625	$37,976	$141,924	$110,898

Dividends paid to common stockholders	$39,519	$32,109	$116,382	$92,605

FFO in excess of dividends paid to common stockholders	$7,106	$5,867	$25,542	$18,293

FFO per common share:
Basic	$0.47	$0.43	$1.42	$1.28
Diluted	$0.47	$0.43	$1.41	$1.27
Weighted average number of common shares used for computation per share:
Basic	100,187,901	89,166,429	100,148,993	86,936,161
Diluted	100,252,953	89,267,138	100,326,859	87,084,545

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 9/30/07	Three Months Ended 9/30/06	Nine Months Ended 9/30/07	Nine Months Ended 9/30/06
Gain on sales of real estate acquired for resale	$2,219	$313	$8,786	$1,739
Rental revenue	1,547	913	6,736	2,996
Other revenue	68	--	128	11
Interest expense	(1,239)	(711)	(5,115)	(2,175)
General and administrative expense	(224)	(73)	(507)	(227)
Property expenses	(14)	(17)	(29)	(50)
Provisions for impairment	--	(308)	--	(308)
Income taxes	(420)	(18)	(2,032)	(471)
Funds from operations contributed by Crest	$1,937	$99	$7,967	$1,515

Crest FFO per common share, basic and diluted	$0.02	$0.00	$0.08	$0.02

Total FFO	$46,625	$37,976	$141,924	$110,898
Less FFO contributed by Crest	(1,937)	(99)	(7,967)	(1,515)
FFO before Crest contribution	$44,688	$37,877	$133,957	$109,383

FFO before Crest contribution per common share, basic and diluted	$0.45	$0.42	$1.34	$1.26

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2007	2006	2005	2004	2003

Net income available to common stockholders	$27,910	$24,207	$20,771	$21,988	$17,901
Depreciation and amortization	19,514	14,612	11,280	10,321	8,295
Gain on sales of investment properties	(799)	(843)	(303)	(2,831)	(1,133)
Total FFO	$46,625	$37,976	$31,748	$29,478	$25,063

Total FFO per diluted share	$0.47	$0.43	$0.40	$0.37	$0.36

Total FFO	$46,625	$37,976	$31,748	$29,478	$25,063
Less FFO contributed by Crest	(1,937)	(99)	(566)	(1,095)	(244)
FFO before Crest contribution	$44,688	$37,877	$31,182	$28,383	$24,819

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.42	$0.39	$0.36	$0.35
Crest FFO contribution	$0.02	$0.00	$0.01	$0.01	$0.00

Total FFO	$0.47	$0.43	$0.40	$0.37	$0.36

Cash dividends paid per share	$0.391	$0.360	$0.338	$0.311	$0.296
Diluted shares outstanding	100,252,953	89,267,138	79,843,553	79,349,986	70,145,462

For the nine months ended September 30,

Net income available to common stockholders	$89,043	$71,033	$64,239	$65,856	$51,667
Depreciation and amortization	56,071	42,901	33,326	30,313	24,651
Gain on sales of investment properties	(3,190)	(3,036)	(3,781)	(6,780)	(4,256)
Total FFO	$141,924	$110,898	$93,784	$89,389	$72,062

Total FFO per diluted share	$1.41	$1.27	$1.18	$1.14	$1.03

Total FFO	$141,924	$110,898	$93,784	$89,389	$72,062
Less FFO contributed by Crest	(7,967)	(1,515)	(1,695)	(7,249)	(467)
FFO before Crest contribution	$133,957	$109,383	$92,089	$82,140	$71,595

FFO components, per diluted share(1):
FFO before Crest contribution	$1.34	$1.26	$1.16	$1.05	$1.02
Crest FFO contribution	$0.08	$0.02	$0.02	$0.09	$0.01

Total FFO	$1.41	$1.27	$1.18	$1.14	$1.03

Cash dividends paid per share	$1.152	$1.060	$0.999	$0.913	$0.883
Diluted shares outstanding	100,326,859	87,084,545	79,727,036	78,335,150	70,092,704

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the "Total FFO" amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006
(dollars in thousands, except per share amounts)

	2007	2006
ASSETS
Real estate, at cost:
Land	$1,075,103	$958,770
Buildings and improvements	2,042,767	1,785,203
	3,117,870	2,743,973
Less accumulated depreciation and amortization	(450,222)	(396,854)
Net real estate held for investment	2,667,648	2,347,119
Real estate held for sale, net	78,552	137,962
Net real estate	2,746,200	2,485,081
Cash and cash equivalents	266,644	10,573
Accounts receivable	6,098	5,953
Goodwill	17,206	17,206
Other assets, net	40,114	27,695
Total assets	$3,076,262	$2,546,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$15,780	$15,096
Accounts payable and accrued expenses	29,242	27,004
Other liabilities	9,840	8,416
Line of credit payable	--	--
Notes payable	1,470,000	920,000
Total liabilities	1,524,862	970,516

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2007 and 2006	337,790	337,781
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 101,072,360 and 100,746,226 shares issued and outstanding in 2007 and 2006, respectively	1,544,117	1,540,365
Distributions in excess of net income	(330,507)	(302,154)
Total stockholders’ equity	1,551,400	1,575,992
Total liabilities and stockholders’ equity	$3,076,262	$2,546,508

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended September 30, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001
Apparel stores	1.2%	1.7%	1.6%	1.8%	2.1%	2.3%	2.4%
Automotive collision services	1.1	1.3	1.3	1.0	0.3	--	--
Automotive parts	2.1	2.8	3.4	3.8	4.5	4.9	5.7
Automotive service	5.2	6.9	7.6	7.7	8.3	7.0	5.7
Automotive tire services	7.3	6.1	7.2	7.8	3.1	2.7	2.6
Book stores	0.2	0.2	0.3	0.3	0.4	0.4	0.4
Business services	*	0.1	0.1	0.1	0.1	0.1	0.1
Child care	8.3	10.3	12.7	14.4	17.8	20.8	23.9
Consumer electronics	0.9	1.1	1.3	2.1	3.0	3.3	4.0
Convenience stores	14.1	16.1	18.7	19.2	13.3	9.1	8.4
Crafts and novelties	0.3	0.4	0.4	0.5	0.6	0.4	0.4
Distribution and office	0.6	--	--	--	--	--	--
Drug stores	2.7	2.9	2.8	0.1	0.2	0.2	0.2
Entertainment	1.4	1.6	2.1	2.3	2.6	2.3	1.8
Equipment rental services	0.2	0.2	0.4	0.3	0.2	--	--
Financial services	0.2	0.1	0.1	0.1	--	--	--
General merchandise	0.7	0.6	0.5	0.4	0.5	0.5	0.6
Grocery stores	0.7	0.7	0.7	0.8	0.4	0.5	0.6
Health and fitness	5.3	4.3	3.7	4.0	3.8	3.8	3.6
Home furnishings	2.6	3.1	3.7	4.1	4.9	5.4	6.0
Home improvement	2.1	3.4	1.1	1.0	1.1	1.2	1.3
Motor vehicle dealerships	3.3	3.4	2.6	0.6	--	--	--
Office supplies	1.1	1.3	1.5	1.6	1.9	2.1	2.2
Pet supplies and services	0.9	1.1	1.3	1.4	1.7	1.7	1.6
Private education	0.8	0.8	0.8	1.1	1.2	1.3	1.5
Restaurants	21.0	11.9	9.4	9.7	11.8	13.5	12.2
Shoe stores	--	--	0.3	0.3	0.9	0.8	0.7
Sporting goods	2.6	2.9	3.4	3.4	3.8	4.1	0.9
Theaters	8.9	9.6	5.2	3.5	4.1	3.9	4.3
Travel plazas	0.2	0.3	0.3	0.4	0.3	--	--
Video rental	1.7	2.1	2.5	2.8	3.3	3.3	3.7
Other	2.3	2.7	3.0	3.4	3.8	4.4	5.2
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expiration Schedule

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,134 net leased, single-tenant retail properties as of September 30, 2007 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 9/30/07(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/07	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/07	% of Total Rental Revenue
2007	55	$971	1.4%	33	$605	0.9%	22	$366	0.5%
2008	115	2,436	3.5	60	1,386	2.0	55	1,050	1.5
2009	119	2,601	3.7	37	886	1.3	82	1,715	2.4
2010	75	1,561	2.2	33	817	1.2	42	744	1.0
2011	80	2,356	3.3	36	1,365	1.9	44	991	1.4
2012	94	2,290	3.2	74	1,919	2.7	20	371	0.5
2013	79	3,494	5.0	70	3,270	4.7	9	224	0.3
2014	48	2,039	2.9	35	1,738	2.5	13	301	0.4
2015	90	1,818	2.6	65	1,237	1.8	25	581	0.8
2016	112	1,905	2.7	111	1,880	2.7	1	25	*
2017	45	1,795	2.5	40	1,708	2.4	5	87	0.1
2018	24	1,023	1.5	24	1,023	1.5	--	--	--
2019	94	4,650	6.6	93	4,456	6.3	1	194	0.3
2020	81	3,087	4.4	78	3,024	4.3	3	63	0.1
2021	149	5,648	8.0	148	5,594	7.9	1	54	0.1
2022	99	2,933	4.2	99	2,933	4.2	--	--	--
2023	238	6,493	9.2	237	6,468	9.2	1	25	*
2024	63	1,838	2.6	63	1,838	2.6	--	--	--
2025	76	6,409	9.1	72	6,344	9.0	4	65	0.1
2026	216	11,208	15.9	214	11,151	15.8	2	57	0.1
2027	96	1,626	2.3	96	1,626	2.3	--	--	--
2028	36	514	0.7	35	506	0.7	1	8	*
2029	27	454	0.6	27	454	0.6	--	--	--
2030	13	411	0.6	13	411	0.6	--	--	--
2031	1	18	*	1	18	*	--	--	--
2032	1	6	*	1	6	*	--	--	--
2033	3	357	0.5	3	357	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	341	0.5	2	341	0.5	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	2,134	$70,525	100.0%	1,802	$63,591	90.4%	332	$6,934	9.6%

*Less than 0.1%

(1) Excludes ten multi-tenant properties and 37 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2) Includes rental revenue of $15 from properties reclassified to discontinued operations and excludes revenue of
     $2,284 from ten multi-tenant properties and from 37 vacant and unleased properties at September 30, 2007.

(3) Represents leases to the initial tenant of the property that are expiring for the first time.
(4) Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of September 30, 2007 (dollars in thousands):
State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2007(1)	Percentage of Rental Revenue
Alabama	60	100%	410,900	$1,898	2.6%
Alaska	2	100	128,500	277	0.4
Arizona	79	99	394,100	2,168	3.0
Arkansas	15	100	94,500	411	0.6
California	62	98	1,107,200	3,990	5.5
Colorado	54	98	451,000	1,787	2.5
Connecticut	25	100	278,900	1,132	1.6
Delaware	16	100	31,500	332	0.5
Florida	167	99	1,451,700	6,342	8.7
Georgia	131	98	924,200	3,941	5.4
Idaho	14	100	91,900	387	0.5
Illinois	71	100	853,300	3,787	5.2
Indiana	80	98	683,200	2,868	3.9
Iowa	19	95	138,700	449	0.6
Kansas	33	94	573,500	1,036	1.4
Kentucky	22	100	111,500	687	0.9
Louisiana	33	100	190,400	965	1.3
Maine	2	100	8,000	13	*
Maryland	28	100	256,200	1,417	1.9
Massachusetts	68	100	585,400	1,581	2.2
Michigan	22	100	165,200	696	1.0
Minnesota	21	100	392,100	1,263	1.7
Mississippi	70	97	353,800	1,453	2.0
Missouri	62	98	640,100	2,116	2.9
Montana	2	100	30,000	74	0.1
Nebraska	19	100	196,300	615	0.8
Nevada	15	100	191,000	838	1.2
New Hampshire	14	100	109,900	447	0.6
New Jersey	35	100	261,700	1,747	2.4
New Mexico	8	100	56,400	154	0.2
New York	44	98	508,100	2,288	3.1
North Carolina	61	98	441,100	2,032	2.8
North Dakota	6	100	36,600	55	0.1
Ohio	128	100	813,900	3,045	4.2
Oklahoma	25	100	145,900	600	0.8
Oregon	18	94	289,100	805	1.1
Pennsylvania	94	100	592,800	2,730	3.7
Rhode Island	4	100	14,500	52	0.1
South Carolina	59	98	250,700	1,522	2.1
South Dakota	9	100	24,900	97	0.1
Tennessee	126	99	608,800	2,961	4.1
Texas	217	96	2,287,600	7,760	10.7
Utah	6	67	35,100	93	0.1
Vermont	4	100	12,700	59	0.1
Virginia	74	100	511,300	2,689	3.7
Washington	37	89	240,800	693	1.0
West Virginia	2	50	23,200	44	0.1
Wisconsin	17	94	157,400	395	0.5
Wyoming	1	100	4,200	18	*
Totals/Average	2,181	98%	18,159,800	$72,809	100.0%

* Less than 0.1%
(1) Includes rental revenue for all properties owned by Realty Income at September 30, 2007, including revenue from properties reclassified to discontinued operations of $15.